Exhibit 99.2

Description of the 2009 Plan

The following is a brief summary of the 2009 Plan, a copy of which is attached as Exhibit 99.1 to the Form 8-K filed on November 25th, 2009.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, in the case of non-statutory stock options, by delivery of a notice of “net exercise” to the Company, (iv) subject to certain conditions, delivery to the Company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment. Options may not contain provisions entitling recipients to the automatic grant of additional options in connection with any exercise of the original option. No more than 10,000,000 shares of common stock may be issued in the form of incentive stock options under the plan.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock- and Cash-Based Awards. Under the 2009 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Company may also grant other awards denominated in cash rather than shares of Common Stock.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2009 Plan. Except where the context otherwise requires, “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined under Sections 424(e) and (f) of Code and any other business ventures (including, without limitation, joint venture or limited liability companies in which the Company has a controlling interest, as determined by the Board of Directors). Under present law, however, incentive stock options may only be granted to employees of the Company and its parent or subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits

As of September 30, 2009, approximately 670 persons were eligible to receive Awards under the 2009 Plan, including the Company’s 11 executive officers and non-employee directors. The granting of Awards under the 2009 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On September 30, 2009 the last reported sale price of the Company Common Stock on the Nasdaq National Market was $12.90.

Administration

The 2009 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. Pursuant to the terms of the 2009 Plan, the Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of the Board of Directors.

Subject to any applicable limitations contained in the 2009 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock- or cash-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

To the extent permitted by applicable law and under the 2009 Plan, the Board of Directors may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company and to exercise such other powers under the 2009 Plan as the Board of Directors may determine. The Board of Directors will fix the terms of the Awards to be granted to such officers (including the exercise price of the Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant. No officer will be authorized to grant awards to any “executive officer” or “officer” of the Company, as such terms are defined under the Exchange Act.

Discretionary Awards to non-employee directors will only be granted and administered by a committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Adjustments and Reorganization Events

The Board of Directors is required to make appropriate adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The 2009 Plan also contains provisions addressing the consequences of a Change in Control Event (as defined in the 2009 Plan). In connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing an option or any other agreement between a participant and the Company, the vesting schedule of each option will be accelerated in part so that the number of shares that would have otherwise become vested on any date within one year after the date of the Change in Control Event will immediately become vested. Subject to the following sentence, the remaining shares will continue to become vested in each case one year in advance of the original vesting schedule set forth for such option. Additionally, each option will be immediately exercisable in full if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the 2009 Plan) by the participant or is terminated without Cause (as defined in the 2009 Plan) by the Company or the acquiring or succeeding corporation. In addition, in connection with a Change in Control Event, except as provided to the contrary in an instrument evidencing a restricted stock award or any other agreement between a participant and the Company, the vesting schedule of each restricted stock award will be accelerated in part so that the number of shares that would have otherwise become free from conditions or restrictions on any date within one year after the date of the Change in Control Event will immediately become free from conditions or restrictions. Subject to the following sentence, the remaining shares will continue to become free from conditions or restrictions in each case one year in advance of the original schedule set forth for such restricted stock award. Additionally, each restricted stock award will immediately become free from all conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2009 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Fungible Share Pool

Subject to adjustment in the event of stock splits and other similar events, any Award that is not a full-value award (as defined below) will be counted against the 2009 Plan share limits as one share for each share of Common Stock subject to such Award and any Award that is a full-value award will be counted against the 2009 Plan share as 1.28 shares for each one share of Common Stock subject to such Full-Value Award. “Full-value award” means any restricted stock award or other stock-based award with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the 2009 Plan, each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.28 shares is returned to the 2009 Plan, each applicable share reserve will be credited with 1.28 shares.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board of Directors may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board of Directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Plan. Substitute Awards will not count against the 2009 Plan’s overall share limit, except as may be required by the Code.

Limitation on Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not, without stockholder approval, be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other Awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2009 Plan after November 19, 2019 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2009 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.